EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Korn/Ferry International Amended and Restated 2008 Stock Incentive Plan of our reports dated June 26, 2009, with respect to the consolidated financial statements of Korn/Ferry International included in its Annual Report (Form 10-K) for the year ended April 30, 2009 and the effectiveness of internal control over financial reporting of Korn/Ferry International, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Los Angeles, California
September 10, 2009